Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-140860) pertaining to the Non-Qualified Stock Option Agreement (Time Based) and the Non-Qualified Stock Option Agreement (Performance Based) of Pier 1 Imports, Inc.,

(2)	Registration Statement (Form S-8 No. 333-135241) pertaining to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-118395) pertaining to the Pier 1 Imports, Inc. 1999 Stock Plan, and

(4)	Registration Statement (Form S-8 No. 333-167961) pertaining to the Pier 1 Imports, Inc. Stock Purchase Plan,

of our reports dated April 28, 2015, with respect to the consolidated financial statements of Pier 1 Imports, Inc. and the effectiveness of internal control over financial reporting of Pier 1 Imports, Inc. included in this Annual Report

(Form 10-K) for the year ended February 28, 2015.

/s/ Ernst & Young LLP

Fort Worth, Texas

April 28, 2015